AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 27th day of June, 2013, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit Z is hereby superseded and replaced with Amended Exhibit Z attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Douglas G. Hess	By:	/s/ Michael R. McVoy
Printed Name:	Douglas G. Hess	Printed Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

Orinda - 06/2013	1

Amended Exhibit Z to the Advisors Series Trust Fund Accounting Agreement

Name of Series
Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund
Orinda Income Opportunities Fund	on or after June 27, 2013

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at June, 2013

Annual Fee Based Upon Average Net Assets Per Fund*
__ basis points on the first $___ million
__ basis points on the next $___ million
__basis points on the balance
Minimum annual fee:  $______ per fund
▪ Additional fee of $_____ for each additional class
▪ Additional fee of $___ per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Orinda SkyView Multi-Manager Hedged Equity Fund)
▪ $_____ /fund (subject to change based on Board review and approval)
▪ $_____ / per sub-advisor (other than SkyView)

CCO Annual Fees (Per Advisor Relationship/Orinda SkyView Macro Opportunities Fund & Income Opportunities Fund)
▪ $_____ /fund (subject to change based on Board review and approval)
▪ $_____ /per sub-advisor (other than SkyView)

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit Z.
Orinda Asset Management, LLC

By:

Printed Name:	Title:	Date:

Orinda - 06/2013	2

Amended Exhibit Z (continued) to the Advisors Series Trust Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June, 2013

Pricing Services
▪ $___ Domestic and Canadian Equities/Options
▪ $___ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
▪ $___ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
▪ $___ - Bank Loans
▪ $___ - Credit Default Swaps/Swaptions
▪ $___ - Basic Interest Rate Swaps
▪ $___ /Fund per Month - Mutual Fund Pricing
▪ $___ /Foreign Equity Security per Month for Corporate Action Service
▪ $___ /Domestic Equity Security per Month for Corporate Action Service
▪ $___ /Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
▪ $___ /CMO/Month
▪ $___ /Mortgage Backed/Month
▪ $___ /Month Minimum/Fund Group

Fair Value Services (Interactive Data)
▪ $___ on the First 100 Securities/Day
▪ $___ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative sources may result in additional fees.

Orinda - 06/2013	3